UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 5, 2010
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
     A Special Meeting of Shareholders (the “Special Meeting”) of First Interstate BancSystem, Inc. (the “Registrant”) was held on March 5, 2010. At the Special Meeting, the Registrant’s shareholders approved amendments to the Registrant’s existing Restated Articles of Incorporation (the “Existing Articles”), which modified the rights of holders of the Registrant’s outstanding common stock. Among other things, the amendments to the Existing Articles redesignated the existing common stock as Class B common stock, with five votes per share, which Class B common stock is convertible into Class A common stock on a share for share basis; increased the number of shares of Class B common stock to 100,000,000 shares; created a new class of common stock designated as Class A common stock, with one vote per share, consisting of 100,000,000 shares; effected a forward 4:1 stock split of Class B common stock; and increased the number of votes required to consummate a change of control transaction. The effective date of the amendments to the Existing Articles is March 5, 2010. The text of the amendments to the Existing Articles is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” and “Item 5.07 Submission of Matters to a Vote of Security Holders” is incorporated herein by reference into this Item 5.03.
Item 5.07 Submission of Matters to a Vote of Security Holders
     At the Special Meeting, the proposals to amend the Existing Articles were approved by the requisite vote of the Registrant’s shareholders. The proposals voted upon at the Special Meeting and the voting results for each proposal are as follows:
     Proposal No. 1 — Approval and adoption of an amendment to the Registrant’s Existing Articles to recapitalize the Registrant’s common stock to (i) redesignate existing common stock as Class B common stock, with five votes per share, which upon transfer, except for certain permitted transfers, would automatically convert into shares of Class A common stock; (ii) increase the number of common shares of Class B common stock to 100,000,000 shares; and (iii) create a new class of common stock designated as Class A common stock, with one vote per share, consisting of 100,000,000 shares.

For	Against	Abstain	Broker non-votes
6,446,157	10,139	5,370	0
     Proposal No. 2 — Approval and adoption of an amendment to the Registrant’s Existing Articles to effect a forward stock split ranging from 3:1 to 5:1 shares of Class B common stock, as determined by a special committee of the Registrant’s board of directors at or about the time of the Special Meeting. Immediately subsequent to the Special Meeting, the committee determined that each share of Class B common stock would be split into four shares of Class B common stock.

For	Against	Abstain	Broker non-votes
6,447,404	9,336	4,926	0

     Proposal No. 3 — Approval and adoption of an amendment to the Registrant’s Existing Articles to require the approval of (a) a majority of the voting power of the issued and outstanding shares of capital stock then entitled to vote on any change of control transaction, voting together as a single class, and (b) 66 2/3% of the voting power of the shares of capital stock present in person or represented by proxy at a shareholder meeting called to consider such transactions, and entitled to vote thereon, voting together as a single class, to effect any such transaction.

For	Against	Abstain	Broker non-votes
6,446,952	9,309	5,405	0
     Proposal No. 4 — Approval and adoption of an amendment to the Registrant’s Existing Articles to limit the personal liability of the Registrant’s directors and officers to the fullest extent permitted by Montana law.

For	Against	Abstain	Broker non-votes
6,441,047	9,872	10,747	0
     Proposal No. 5 — Approval and adoption of an amendment to the Registrant’s Existing Articles to provide for indemnification of the Registrant’s directors and officers to the fullest extent permitted by Montana law.

For	Against	Abstain	Broker non-votes
6,442,744	9,331	9,591	0
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Amended and Restated Articles of Incorporation dated March 5, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2010

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer